UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2015

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in Control and Severance Agreements

Effective May 15, 2015, Endocyte, Inc. (the “Company”) entered into a new Change in Control and Severance Agreement (the “Agreement”) with each of P. Ron Ellis, Michael A. Sherman, Scot L. Harper, Ph.D. and Christopher P. Leamon, Ph.D., who are the Named Executive Officers (“NEOs”) designated as such in the Company’s 2015 Proxy Statement who are still employed with the Company. With respect to Messrs. Ellis and Sherman and Dr. Leamon, the Agreements replace the prior change in control and severance agreements previously entered into with them. Each Agreement has a three-year term, and will renew automatically for additional one-year terms unless either party provides prior written notice of non-renewal.

The Agreements provide that if the NEO’s employment is terminated by the Company without Cause (as defined below), or if he resigns for Good Reason (as defined below), prior to a Change in Control (as defined below) or after 12 months following a Change in Control, he will be entitled to:

•	a lump sum severance payment equal to 75% (100% for Mr. Ellis) of his then-current base salary;

•	a monthly payment equal to 140% of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) continuation coverage amount for continued coverage under the Company’s medical and dental plans for him and/or his covered dependents for nine months (12 months for Mr. Ellis) or, if earlier, until he becomes eligible for group health insurance coverage with a new employer; and

•	unvested equity awards that would have vested in the following nine months (12 months for Mr. Ellis) will immediately vest.

If the NEO is terminated by the Company without Cause, or if he resigns for Good Reason, within 12 months following a Change in Control, he will be entitled to:

•	a lump sum severance payment equal to the following percentage of his then-current base salary, as in effect immediately prior to the Change in Control or his termination, whichever is greater: (i) for Mr. Ellis, 200%; (ii) for Mr. Sherman, 175%; and (iii) for Drs. Harper and Leamon, 150%;

•	a lump sum severance payment equal to the following percentage of his target bonus for the year of termination or, if greater, for the year during which the Change in Control occurs: (i) for Mr. Ellis, 200%; (ii) for Mr. Sherman, 175%; and (iii) for Drs. Harper and Leamon, 150%;

•	a monthly payment equal to 140% of the COBRA continuation coverage amount for continued coverage under the Company’s medical and dental plans for him and/or his covered dependents for the following period or, if earlier, until he becomes eligible for group health insurance coverage with a new employer: (i) for Mr. Ellis, 24 months; (ii) for Mr. Sherman, 21 months; and (iii) for Drs. Harper and Leamon, 18 months; and

•	100% of his unvested equity awards will immediately vest.

The foregoing severance benefits will be subject to the NEO providing the Company with an executed release of claims that becomes effective and irrevocable, and the NEO’s full compliance with the non-competition, non-interference, non-solicitation and non-disparagement provisions of the Agreement and with the confidential information, non-disclosure and invention assignment agreements executed by the NEO or the provisions of the Agreement.

Each Agreement provides that during the period of the NEO’s employment with the Company and for two years after the termination of the NEO’s employment for any reason:

•	the NEO shall not, directly or indirectly, engage in another business that researches, develops, makes or sells compounds, products or therapies in the Restricted Field (as defined in the Agreements) in any Prohibited Capacity (as defined below) anywhere in the world if he is working on, involved in or managing the research, development, manufacture, sales or provision of any compounds, products or therapies in the Restricted Field, subject to certain exceptions;

o	“Prohibited Capacity” means (i) the same or similar capacity or function to that in which the NEO worked for the Company at any time during the three years immediately preceding the termination of the NEO’s employment with the Company; (ii) any executive or NEO capacity or function; (iii) any managerial capacity or function; (iv) any research and development capacity or function; (v) any business consulting capacity or function; (vi) any ownership capacity, except Employee may own as a passive investment up to 5% of any class of securities listed or admitted to trading on a national securities exchange or otherwise regularly traded in a public market; and/or (vii) any capacity or function in which the NEO likely would inevitably use or disclose the Company’s trade secrets;

•	the NEO will not urge, induce or seek to induce any of the Company’s independent contractors, consultants, vendors, suppliers or any other person or entity with whom the Company has a business relationship to terminate their relationship with the Company or to cancel, withdraw, reduce, limit or in any manner modify any such person’s or entity’s business with the Company;

•	the NEO will not solicit for employment, recruit, hire, employ, attempt to hire or employ or assist in the recruitment or hiring of any employee, consultant or independent contractor of the Company; and

•	the NEO will not disparage the Company.

Each Agreement provides that in the event the NEO breaches any of the non-competition, non-interference, non-solicitation or non-disparagement provisions of the Agreement, or any of the confidential information, non-disclosure or invention assignment agreements executed by the NEO and/or any provisions of the Agreement, the NEO will forfeit his right to receive any severance payments or other benefits under the Agreement and the NEO will be obligated to pay to the Company an amount equal to the amount of any severance compensation received by the NEO under the Agreement, less $500.

For the purposes of the Agreements, “Cause,” “Change in Control” and “Good Reason” are defined as follows:

•	“Cause” means the occurrence of one or more of the following events:

(i)	the NEO’s conviction for, or pleading no contest to, a felony, any crime involving moral turpitude, or any crime that is injurious to the financial condition, reputation or goodwill of the Company;

(ii)	the NEO’s misappropriation of any of the Company’s property;

(iii)	the NEO’s engaging in any fraudulent or dishonest conduct in his dealings with, or on behalf of, the Company;

(iv)	the NEO’s failure or refusal to follow the lawful instructions of his superior or the Board (other than any such failure or refusal resulting from the NEO’s incapacity due to physical or mental illness), if such failure or refusal continues for a period of ten (10) days after the Company provides the NEO with written notice stating the instructions which the NEO has failed or refused to follow;

(v)	the NEO’s breach of his obligations under this Agreement or any other agreement with the Company and such breach, if curable, remains uncured for a period of ten (10) days after the Company provides the NEO with written notice of such breach;

(vi)	the NEO’s knowing violation of any of the Company’s written policies or procedures, including, without limitation, any employee policies, business ethics policies or code of conduct policies, and such violation, if curable, remains uncured for a period of ten (10) days after the Company provides the NEO with written notice of such violation;

(vii)	the NEO’s engaging in any willful misconduct which is injurious to the financial condition, reputation or goodwill of the Company; or

(viii)	the NEO’s misuse of alcohol or drugs which materially interferes with his performance of his duties for the Company or which is injurious to the reputation or goodwill of the Company.

•	“Change in Control” means the occurrence of any of the following:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company which occurs on the date that a majority of members of the Board (each, a “Director”) is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. A transaction will not constitute a Change in Control if: (1) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

•	“Good Reason” means the NEO’s termination of employment within 90 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without the NEO’s express written consent:

(i)	a material reduction of the NEO’s duties, position, or responsibilities, relative to the NEO’s duties, position, or responsibilities in effect immediately prior to such reduction, unless the NEO is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status), provided, however, that a reduction in duties, position, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”;

(ii)	a material reduction by the Company in the NEO’s annualized base pay as in effect immediately prior to such reduction;

(iii)	the relocation of the NEO’s principal place of performing his or her duties as an employee of the Company by more than fifty (50) miles; or

(iv)	the failure of the Company to obtain the assumption of this Agreement by a successor.

In order for an event to qualify as Good Reason, the NEO must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

The foregoing description of the Agreements is qualified in its entirety by reference to the form of Change in Control and Severance Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Company held its 2015 annual meeting of stockholders on May 14, 2015. The Company’s stockholders took the following actions on the business items which were set forth in the notice for the meeting:

Proposal 1 – Election of Directors: elected three (3) directors for three-year terms ending at the 2018 annual meeting of stockholders; and

Proposal 2 – Ratification of Independent Registered Public Accounting Firm: ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

The vote tabulation for each proposal is as follows:

Proposal 1 – Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Keith E. Brauer	19,592,281	180,162	15,220,259
Ann F. Hanham, Ph.D.	16,193,531	3,578,912	15,220,259
Peter D. Meldrum	19,515,891	256,552	15,220,259

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
34,811,797	75,433	105,472	0

 ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Endocyte, Inc. Change in Control and Severance Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2015

ENDOCYTE, INC.

By:	/s/ Beth A. Taylor
Beth A. Taylor,
Corporate Controller

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